Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Second Quarter Fiscal 2019 Results

Net Income Attributable to The RMR Group Inc. and Adjusted Net Income Attributable to The RMR Group Inc. of $0.50 Per Diluted Share

$384.1 million of Cash and No Debt at March 31, 2019 Positions RMR Well for Possible Strategic Growth Initiatives
_____________________________________________________________________________

Newton, MA (May 10, 2019). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended March 31, 2019.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the second quarter fiscal 2019 results:

“During the quarter, we generated net income of $18.7 million, Adjusted EBITDA of $24.7 million and an Adjusted EBITDA Margin of 54.1%. Our operating results this quarter reflect the repositioning efforts we’ve helped facilitate at certain of our Client Companies over the last six months to strengthen their balance sheets and improve their operating results and future prospects. We believe these efforts will have positive long-term benefits for both our Client Companies and RMR, but in the near term have created headwinds for our operating results.

At the close of the second fiscal quarter, our balance sheet continues to leave us well positioned to assess strategic opportunities for future growth, with $384.1 million of cash on hand and no debt. We continue to invest time and resources in identifying and assessing a wide spectrum of potential growth opportunities for RMR.”

Second Quarter Fiscal 2019 Highlights:

•	Total management and advisory services revenues for the quarter ended March 31, 2019 were $43.4 million, compared to $47.6 million for the quarter ended March 31, 2018.

•	We earned management services revenues for the three months ended March 31, 2019 and 2018 from the following sources (dollars in thousands):

	Three Months Ended March 31,
	2019		2018
Managed Equity REITs (1)	$35,194	82.6%	$39,460	84.8%
Managed Operators (2)	6,144	14.4%	6,339	13.6%
Other	1,262	3.0%	760	1.6%
Total	$42,600	100.0%	$46,559	100.0%

(1)
Managed Equity REITs for the periods presented includes: Hospitality Properties Trust (HPT), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI), Select Income REIT (SIR), until its merger with OPI on December 31, 2018, and Senior Housing Properties Trust (SNH).

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America LLC (TA).

•
For the three months ended March 31, 2019, net income was $18.7 million and net income attributable to The RMR Group Inc. was $8.2 million, or $0.50 per diluted share, compared to net income of $19.6 million and net income attributable to The RMR Group Inc. of $8.4 million, or $0.52 per diluted share, for the three months ended March 31, 2018.

•
For the three months ended March 31, 2019, adjusted net income attributable to The RMR Group Inc. was $8.1 million, or $0.50 per diluted share, compared to $8.7 million, or $0.54 per diluted share, for the three months ended March 31, 2018.

•
For the three months ended March 31, 2019, Adjusted EBITDA was $24.7 million and Adjusted EBITDA Margin was 54.1%, compared to Adjusted EBITDA of $28.3 million and Adjusted EBITDA Margin of 56.5% for the three months ended March 31, 2018.

•	As of March 31, 2019, The RMR Group Inc. had $384.1 million in cash and cash equivalents with no outstanding debt obligations.

•
On December 22, 2017, the U.S government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act, or the Tax Act. The Tax Act significantly revised the U.S. corporate income tax system by, among other things, lowering corporate income tax rates. Since we have a September 30 fiscal year end, our corporate income tax rates were phased in for our 2018 fiscal year, resulting in a federal statutory tax rate of approximately 24.5% for the fiscal year 2018. Our federal statutory tax rate for fiscal year 2019 is now 21.0%.

•	As of each of March 31, 2019 and March 31, 2018, The RMR Group Inc. had approximately $30.0 billion total assets under management.

Reconciliations to GAAP:

Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin for each of the three months ended March 31, 2019 and March 31, 2018 are presented later in this press release.

Total Assets Under Management:

The calculation of total assets under management primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company and the RMR Office Property Fund LP, or Open End Fund, the managed assets of RMR Real Estate Income Fund and the equity of TRMT. This calculation of total assets under management may include amounts in respect of the Managed Equity REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements, which are based, in part, upon the lesser of the historical cost of real estate assets or total market capitalization. For information on the calculation of assets under management of the Managed Equity REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ending September 30, 2018, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter ended March 31, 2019 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday May 17, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 05102019.

A live audio webcast of the conference call will also be available in a listen only mode on RMR’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit RMR’s website about five minutes before the call. The archived webcast will be available for replay on RMR’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal second quarter ended March 31, 2019 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

About The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of March 31, 2019, The RMR Group LLC had approximately $30.0 billion of total assets under management, including more than 1,500 properties, and employed over 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had approximately 50,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenues:
Management services (1)	$42,600	$46,559	$90,088	$95,129
Incentive business management fees	—	—	120,094	155,881
Advisory services	761	1,065	1,543	2,447
Total management and advisory services revenues	43,361	47,624	211,725	253,457
Reimbursable compensation and benefits	13,412	11,657	27,285	24,365
Other client company reimbursable expenses(2)	73,323	—	171,399	—
Total reimbursable costs	86,735	11,657	198,684	24,365
Total revenues	130,096	59,281	410,409	277,822

Expenses:
Compensation and benefits	28,981	28,073	56,993	54,270
Equity based compensation	1,204	901	3,015	3,455
Separation costs	414	452	6,811	619
Total compensation and benefits expense	30,599	29,426	66,819	58,344
General and administrative	7,122	7,024	14,442	13,730
Other client company reimbursable expenses(2)	73,323	—	171,399	—
Transaction costs	47	—	231	142
Depreciation and amortization	257	372	512	752
Total expenses	111,348	36,822	253,403	72,968
Operating income	18,748	22,459	157,006	204,854
Interest and other income	2,468	1,076	3,994	1,860
Tax receivable agreement remeasurement	—	—	—	24,710
Unrealized gain (loss) on equity method investment accounted for under the fair value option	522	—	(2,247)	—
Equity in earnings (losses) of investees	109	(212)	144	(434)
Income before income tax expense	21,847	23,323	158,897	230,990
Income tax expense	(3,139)	(3,681)	(22,109)	(52,024)
Net income	18,708	19,642	136,788	178,966
Net income attributable to noncontrolling interest	(10,540)	(11,286)	(76,411)	(99,490)
Net income attributable to The RMR Group Inc.	$8,168	$8,356	$60,377	$79,476

Weighted average common shares outstanding - basic	16,120	16,069	16,120	16,064
Weighted average common shares outstanding - diluted	16,147	16,105	16,140	16,095

Net income attributable to The RMR Group Inc. per common share - basic(3)	$0.50	$0.52	$3.72	$4.92
Net income attributable to The RMR Group Inc. per common share - diluted(3)	$0.50	$0.52	$3.72	$4.91

(1)
Includes business management fees earned from the Managed Equity REITs based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of March 31, 2019 and 2018, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or Market Capitalization (a)
		March 31,
REIT	Primary Strategy	2019	2018
HPT	Hotels and travel centers	$8,517,461	$8,300,521
ILPT	Industrial and logistics properties	1,828,674	1,452,901
OPI	Office properties leased to single tenants, including the government (b)	4,383,569	3,584,960
SIR	Office properties primarily leased to single tenants (b)	—	3,437,363
SNH	Senior living, medical office and life science properties	6,568,729	7,405,208
		$21,298,433	$24,180,953

(a)
The basis on which our base business management fees are calculated for the three and six months ended March 31, 2019 and 2018 may differ from the basis at the end of the periods presented in the table above. As of March 31, 2019, the market capitalization was lower than the historical costs of assets under management for HPT, OPI, and SNH; the historical costs of assets under management for HPT, OPI and SNH as of March 31, 2019, were $10,205,827, $6,490,978 and $8,645,049, respectively. For ILPT, the historical costs of assets under management were lower than their market capitalization of $2,061,309, calculated as of March 31, 2019.

(b)	SIR merged with and into OPI (formerly named Government Properties Income Trust) on December 31, 2018 with OPI continuing as the surviving entity.

(2)
Reflects the prospective adoption of Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, which has been codified as Accounting Standard Codification, or ASC, 606, effective October 1, 2018. Under ASC 606, beginning October 1, 2018, we account for the costs of services provided by third parties to our client companies, and the related reimbursement, on a gross basis.

(3)	We calculate earnings per share using the two-class method as calculated below:

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Basic EPS
Numerator:
Net income attributable to RMR Inc.	$8,168	$8,356	$60,377	$79,476
Income attributable to unvested participating securities	(55)	(49)	(409)	(487)
Net income attributable to RMR Inc. used in calculating basic EPS	$8,113	$8,307	$59,968	$78,989
Denominator:
Weighted average common shares outstanding - basic	16,120	16,069	16,120	16,064
Net income attributable to RMR Inc. per common share - basic	$0.50	$0.52	$3.72	$4.92

Diluted EPS
Numerator:
Net income attributable to RMR Inc.	$8,168	$8,356	$60,377	$79,476
Income attributable to unvested participating securities	(55)	(49)	(409)	(487)
Net income attributable to RMR Inc. used in calculating diluted EPS	$8,113	$8,307	$59,968	$78,989
Denominator:
Weighted average common shares outstanding - basic	16,120	16,069	16,120	16,064
Dilutive effect of incremental unvested shares	27	36	20	31
Weighted average common shares outstanding - diluted	16,147	16,105	16,140	16,095
Net income attributable to RMR Inc. per common share - diluted	$0.50	$0.52	$3.72	$4.91

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the below reconciliation and information regarding certain individually significant items occurring or impacting its financial results for the three months ended March 31, 2019 and 2018 for supplemental informational purposes and to enhance understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Three Months Ended March 31, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,168	$0.50
Separation costs (1)	156	0.01
Unrealized gain on equity method investment accounted for under the fair value option (2)	(196)	(0.01)
Transaction costs (3)	17	—
Adjusted net income attributable to The RMR Group Inc.	$8,145	$0.50

(1)	Includes $414 of separation costs related to former officers, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 14.4%.

(2)	Includes $522 in unrealized gains on our investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 14.4%.

(3)	Includes $47 of transaction costs, adjusted to reflect amounts attributable to the noncontrolling interest net of tax at a rate of approximately 14.4%.

	Three Months Ended March 31, 2018
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,356	$0.52
Share accelerations(1)	169	0.01
Separation costs(2)	165	0.01
Adjusted net income attributable to The RMR Group Inc.	$8,690	$0.54

(1)
Includes $466 from the acceleration of unvested common share awards of our former Managing Director, Barry Portnoy, adjusted to reflect amounts attributable to the noncontrolling interest net of tax at a rate of approximately 15.6%.

(2)	Includes $452 of separation costs related to former officers, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 15.6%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$18,708	$19,642	$136,788	$178,966
Plus: income tax expense	3,139	3,681	22,109	52,024
Plus: depreciation and amortization	257	372	512	752
EBITDA	22,104	23,695	159,409	231,742
Plus: other asset amortization	2,354	2,354	4,708	4,708
Plus: operating expenses paid in The RMR Group Inc.'s common shares	448	1,585	943	1,984
Plus: separation costs	414	452	6,811	619
Plus: transaction costs	47	—	231	142
Plus: business email compromise fraud costs	—	—	—	225
Plus: unrealized (gain) loss on equity method investment accounted for under the fair value option	(522)	—	2,247	—
Less: tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act	—	—	—	(24,710)
Less: incentive business management fees earned	—	—	(120,094)	(155,881)
Certain other net adjustments	(113)	165	(148)	(38)
Adjusted EBITDA	$24,732	$28,251	$54,107	$58,791

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$45,715	$49,978	$96,339	$102,284
Adjusted EBITDA	$24,732	$28,251	$54,107	$58,791
Adjusted EBITDA Margin	54.1%	56.5%	56.2%	57.5%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended March 31, 2019 and 2018 or $4,708 for each of the six months ended March 31, 2019 and 2018, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 and $155,881 that The RMR Group Inc. recognized under GAAP during the six months ended March 31, 2019 and 2018, respectively, which were earned for the calendar years 2018 and 2017, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$384,113	$256,848
Due from related parties	62,512	28,846
Prepaid and other current assets	6,813	10,392
Total current assets	453,438	296,086

Property and equipment, net	2,336	2,589
Due from related parties, net of current portion	5,100	8,183
Equity method investment	7,129	7,051
Equity method investment accounted for under the fair value option	6,135	—
Goodwill	1,859	1,859
Intangible assets, net of amortization	349	375
Deferred tax asset	25,363	25,726
Other assets, net of amortization	157,852	162,559
Total assets	$659,561	$504,428

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$87,283	$28,307
Total current liabilities	87,283	28,307
Long term portion of deferred rent payable, net of current portion	1,352	1,229
Amounts due pursuant to tax receivable agreement, net of current portion	32,048	32,048
Employer compensation liability, net of current portion	5,100	8,183
Total liabilities	125,783	69,767

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,229,687 and 15,229,957 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	101,670	99,239
Retained earnings	243,254	182,877
Cumulative other comprehensive income	—	82
Cumulative common distributions	(60,827)	(49,467)
Total shareholders’ equity	284,128	232,762
Noncontrolling interest	249,650	201,899
Total equity	533,778	434,661
Total liabilities and equity	$659,561	$504,428

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward looking statements in this press release are based upon present beliefs or expectations. However, forward looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:

•
Mr. Portnoy states that RMR has helped facilitate repositioning efforts at certain of its Client Companies to strengthen their balance sheets and improve their operating results and future prospects and that RMR believes these efforts will have positive long-term benefits for RMR and its Client Companies. These statements may imply that these efforts will be successful and the financial position, operating results and future prospects of RMR’s Client Companies will improve. However, there can be no assurance that the financial positions, operating results and future prospects of RMR’s Client Companies will improve and, in fact, the financial positions, operating results and future prospects of RMR’s Client Companies may decline despite RMR’s efforts.

•
Mr. Portnoy also states that RMR’s balance sheet continues to leave RMR well positioned to assess strategic opportunities for future growth and that RMR continues to invest time and resources in identifying and assessing potential growth opportunities. These statements may imply that RMR will successfully assess and act upon strategic opportunities for future growth and that RMR’s business will grow and that its operating performance and financial results will improve as a result. However, RMR’s assessments and efforts may not be successful, it may not grow its operating performance and financial results may not improve, and it may realize losses as a result.

The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.
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